UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2012

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

The financial and statistical disclosure for the fiscal year ended December 31, 2011 included under the caption “Additional Loan Loss Provision” within “Item 8.01 - Other Events” of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 – Other Events

On February 16, 2012, Park National Corporation (“Park”) and its wholly-owned subsidiary, Vision Bank (“Vision”), a Florida state-chartered bank, completed their sale of substantially all of the performing loans, operating assets and liabilities associated with Vision to Centennial Bank (“Centennial”), an Arkansas state-chartered bank which is a wholly-owned subsidiary of Home BancShares, Inc., an Arkansas corporation (“Home”), as contemplated by the previously announced Purchase and Assumption Agreement, dated as of November 16, 2011, as amended by the First Amendment to Purchase and Assumption Agreement, dated as of January 25, 2012 (the “P&A Agreement”), by and between Park and Vision, as “Seller”, and Home and Centennial, as “Buyer”.

In accordance with the P&A Agreement, Vision sold to Centennial approximately $354 million in performing loans, and Centennial assumed approximately $520 million of deposits, fixed assets of approximately $12.5 million and other miscellaneous assets and liabilities, including ownership or operation of all 17 Vision office locations for a purchase price of $27.9 million. Subsequent to the transactions contemplated by the P&A Agreement, Vision was left with approximately $15.7 million of performing loans and non-performing loans with a fair value of $89.5 million (both net of any associated loan loss allowance that may have existed prior to the transactions). Park will record a pre-tax gain, resulting from the transactions contemplated by the P&A Agreement, of approximately $22 million, net of anticipated expenses directly related to the sale.

Promptly following the closing of the transactions contemplated by the P&A Agreement, Vision surrendered its Florida banking charter to the Florida Office of Financial Regulation (the “OFR”) and became a non-bank Florida corporation (the “Florida Corporation”). The Florida Corporation then merged with and into a wholly-owned, non-bank subsidiary of Park, SE Property Holdings, LLC, an Ohio limited liability company (“SE LLC”), with SE LLC being the surviving entity.

The preceding discussion is qualified in its entirety by reference to the P&A Agreement, which is incorporated by reference or included in Exhibit 2.1 to this Current Report on Form 8-K.

On February 16, 2012, Park issued a news release reporting the consummation of the transactions contemplated by the P&A Agreement and the merger of Vision with and into SE LLC. A copy of this news release is included as Exhibit 99.1 to this Current Report on Form 8-K.

2

Additional Loan Loss Provision

On February 7, 2012, Park National Corporation (“Park”) issued a new release (the “Financial Results News Release”) announcing financial results for the three months (fourth quarter) and the year ended December 31, 2011. The Financial Results News Release was included as Exhibit 99.1 to the Current Report on Form 8-K filed by Park on February 7, 2012 and incorporated by reference into “Item 2.02 – Results of Operations and Financial Condition” of that Form 8-K.

In the Financial Results News Release, Park reported that net income for the year ended December 31, 2011 was $84.7 million, or $5.12 per diluted common share and net income for the quarter ended December 31, 2011 was $13.2 million, or $0.76 per diluted common share. Due to management’s continued detailed review of the Vision non-performing loans, in preparation for the imminent closing of the transactions contemplated by the P&A Agreement, management determined that an additional $4.0 million of loan loss provision should be recognized in the fourth quarter of 2011.

Specifically, management is required under Generally Accepted Accounting Principles (“GAAP”) to record the loans (both non-performing and performing), which were not included within the transactions contemplated in the P&A Agreement, at their fair market value at the time of the merger of Vision with and into SE LLC. Therefore, in preparation of the transactions contemplated in the P&A Agreement, management continued its thorough examination of all available information through February 15, 2012, which resulted in reductions to the collateral value of certain impaired collateral dependent loans at Vision. Finally, management determined that these reductions in collateral value should be reflected in 2011, as they were based on facts and circumstances that existed as of December 31, 2011, supplemented by additional information received through February 15, 2012. Therefore, an additional loan loss provision of $4.0 million was determined to be required for the fourth quarter of 2011.

See the summary table below for a comparison of the operating results for the year ended December 31, 2011 previously announced on February 7, 2012, as compared to the adjusted results for the year ended December 31, 2011:

(In thousands)	2011 Adjusted for additional provision for loan loss	2011 Per 2/7/12 Earnings Release	Change
Net Interest Income	$273,234	$273,234	$-
Provision for Loan Losses	63,272	59,272	4,000
Fee Income	66,081	66,081	-
Security Gains	28,829	28,829	-
Operating Expenses	188,317	188,317	-
Income Before Taxes	$116,555	$120,555	$(4,000)
State Income Taxes	6,088	6,088	-
Federal Income Taxes	28,327	29,727	(1,400)
Net Income	$82,140	$84,740	$(2,600)

Net income for the year ended December 31, 2011 has been revised to reflect the additional loan loss provision at Vision of $4.0 million, resulting in net income of $82.1 million, or $4.95 per diluted common share and net income for the quarter ended December 31, 2011 was $9.2 million, or $0.59 per diluted common share. As a result of the additional provision for loan loss, the allowance for loan losses increased by $4.0 million from the previously reported $64.4 million to $68.4 million.

3

Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibits are incorporated by reference or included in this Current Report on Form 8-K:

Exhibit No.	Description

2.1(a)	Purchase and Assumption Agreement, made and entered into on November 16, 2011, by and between Vision Bank and Park National Corporation (collectively, “Seller”) and Centennial Bank and Home BancShares, Inc. (collectively, “Buyer”) (incorporated herein by reference to Exhibit 2.1 to Park National Corporation’s Current Report on Form 8-K, dated and filed November 17, 2011 (File No. 1-13006))
Note: The disclosure schedules and other schedules (with the exception of Schedule S) referenced in the Purchase and Assumption Agreement have been omitted pursuant to Item 601(b)(2) of SEC Regulation S-K. Park National Corporation hereby undertakes to furnish a copy of the omitted disclosure schedules and other schedules upon request by the SEC.
2.1(b)	First Amendment to Purchase and Assumption Agreement by and between Vision Bank and Park National Corporation and Centennial Bank and Home BancShares, Inc., effective as of January 25, 2012 (filed herewith)
99.1	News Release issued by Park National Corporation on February 16, 2012 (filed herewith)

4

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: February 16, 2012	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

5

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated February 16, 2012

Park National Corporation

Exhibit No.	Description

2.1(a)	Purchase and Assumption Agreement, made and entered into on November 16, 2011, by and between Vision Bank and Park National Corporation (collectively, “Seller”) and Centennial Bank and Home BancShares, Inc. (collectively, “Buyer”) (incorporated herein by reference to Exhibit 2.1 to Park National Corporation’s Current Report on Form 8-K, dated and filed November 17, 2011 (File No. 1-13006))
Note: The disclosure schedules and other schedules (with the exception of Schedule S) referenced in the Purchase and Assumption Agreement have been omitted pursuant to Item 601(b)(2) of SEC Regulation S-K. Park National Corporation hereby undertakes to furnish a copy of the omitted disclosure schedules and other schedules upon request by the SEC.
2.1(b)	First Amendment to Purchase and Assumption Agreement by and between Vision Bank and Park National Corporation and Centennial Bank and Home BancShares, Inc., effective as of January 25, 2012 (filed herewith)
99.1	News Release issued by Park National Corporation on February 16, 2012 (filed herewith)

6